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                                                                    Exhibit 23.3

                             KELLER & COMPANY, INC.

                        FINANCIAL INSTITUTION CONSULTANTS

                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX

April 5, 2002

Re:     Valuation Appraisal of TierOne Corporation
        TierOne Bank
        Lincoln, Nebraska


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by TierOne Bank, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by TierOne Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and any amendments thereto and in the notice and Application for Conversion filed by TierOne Corporation.

Very truly yours,

KELLER & COMPANY, INC.



by:  /s/ Michael R. Keller
     ----------------------
         Michael R. Keller
         President